UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 28, 2010

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 28, 2010 Enbridge Energy Partners, L.P., referred to as the Partnership, issued a press release, attached hereto as Exhibit 99.1, announcing that its wholly-owned subsidiary, Enbridge Pipelines (Texas Gathering) LP, has entered into a purchase agreement with Atlas Pipelines Mid-Continent LLC to acquire the entities that comprise the Elk City Gathering and Processing System, or ECOP, for $682 million. The ECOP assets extend from southwestern Oklahoma to Hemphill County in the Texas Panhandle and will complement our existing Anadarko system. The ECOP system comprises approximately 1,800 miles of natural gas gathering and transportation pipelines, one hydrogen sulfide treating plant and three cryogenic processing plants with a total capacity of 370 million cubic feet per day and a combined current natural gas liquid production of 20,000 barrels per day. The acquisition is expected to close in late 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

By: Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: July 28, 2010	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President – Finance
(Principal Financial Officer)

Index of Exhibits

Exhibit No.	Description
99.1	Press release of Enbridge Energy Partners, L.P., dated July 28, 2010 announcing the purchase agreement between its wholly-owned subsidiary, Enbridge Pipelines (TX Gathering) LP, and Atlas Pipelines Mid-Continent LLC.

4